                                                                    EXHIBIT 10.6


                              MARKETING AGREEMENT

                                BY AND BETWEEN

                               NRT INCORPORATED

                                      AND

                       PHH MORTGAGE SERVICES CORPORATION

                              MARKETING AGREEMENT

        This Marketing Agreement ("Agreement") is entered into on this 11th day of August, 1997, and effective as of the first day of the month following the month in which, NRT Incorporated acquires the assets of National Realty Trust ("Effective Date"), between PHH Mortgage Services Corporation ("PHH"), a New Jersey corporation having an office at 6000 Atrium Way, Mt. Laurel, New Jersey 08054 and NRT Incorporated, a Delaware corporation, having an office at 6 Sylvan Way, Parsippany, New Jersey 07054 ("NRT") (the "Parties").

        WHEREAS, PHH is engaged in providing mortgage services that include counseling, efficient processing, origination, and servicing of mortgage loans on homes located in the United States; and

        WHEREAS, NRT provides residential real estate brokerage services through real estate brokers and agents ("Agents") in approximately 400 real estate brokerage offices in the United States ("Existing NRT Offices")and intends to acquire additional real estate brokerage operations from time to time during the term of this Agreement ("Future NRT Offices") ("Existing NRT Offices" and "Future NRT Offices" are collectively referred to herein as "NRT Offices"); and

        WHEREAS, PHH and NRT wish to develop a marketing program ("Program"), the purpose of which will be to market PHH's mortgage services to the NRT Offices and Agents.

        NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1. The Program.
   -----------

   (a) NRT shall provide access to PHH and market PHH and its various mortgage programs and products to the NRT Offices and Agents. The Program shall include posting of PHH signs and banners throughout the NRT Offices, mail inserts, brochures and advertisements. In addition, the NRT Offices shall be encouraged to provide access to PHH in its company newsletters and to all of its Agents during the periodic sales meetings. NRT shall also provide access to the NRT Offices and Agents to a PHH loan originator. The marketing of PHH's programs and products shall direct all interested customers to contact PHH directly to obtain a mortgage loan.

       Before the Effective Date the parties shall make final, and semiannually or more frequently thereafter will confer and amend, as appropriate, their marketing plan to implement the Program and their respective obligations thereunder. Such marketing plan will include, but is not limited to, as applicable: (i) the newspapers or other media in which NRT Offices will place advertisements, (ii) the types, format, content, quantity and distribution channels for brochures and other materials to be produced and distributed by the NRT Offices; (iii) the size, format, content, quantity and location of signs, banners and related materials, to be displayed; (iv) the types, content, frequency and distribution of mailings; and (v) the opportunities to be provided to PHH loan originators to address Agents in the NRT Offices.

   (b) Although NRT through its NRT Offices shall market PHH to its Agents as required by the Program, neither the NRT Offices nor Agents shall be required to, and they shall not as part of the Program, provide advice, counseling or assistance to consumers in connection with any particular mortgage loan for which they have applied or may apply to PHH.

     (c) The NRT Offices shall encourage Agents and relocation directors to inform all customers of the mortgage loan products and services offered by PHH. As mutually agreed upon by PHH and NRT, from time to time, PHH will provide one or more dedicated toll free telephone numbers for the Program.

     (d) PHH covenants and agrees that the terms and conditions of the Program shall be no less favorable than the material terms and conditions of any other PHH program offered where the same services and relationship are being provided by a real estate corporation of the size and scope of NRT, and failure of PHH to comply with this covenant shall be deemed to be a material breach of the Agreement. NRT may terminate this Agreement without penalty in the event a nationwide third party provider of mortgage services, of similar reputation and quality as PHH, offers NRT a marketing arrangement comparable in all material respects to the Program, on economic terms more favorable to NRT than those set forth in this Agreement, provided that such offer is in writing and binding upon such third party if accepted by NRT, and is consistent with all applicable requirements of law. In such event, NRT shall promptly notify PHH of such offer in writing and PHH shall have ninety (90) days in which to agree or decline to match it. In the event PHH agrees to match it, the new terms shall apply to the Program beginning the first day of the calendar quarter immediately following such ninety (90) day period. If PHH declines, NRT may terminate the Agreement upon the expiration of ninety (90) days following receipt of written notice of termination thereof.

2.   Compensation.
     ------------

     (a) (i) Commencing with the Effective Date, PHH shall pay a quarterly fee to NRT for the access and marketing services provided under the Program ("Quarterly Marketing Fee"). The Quarterly Marketing Fee shall be paid within 15 days of the beginning of each calendar quarter of the term of this Agreement. The amount of the Quarterly Marketing Fee shall be determined in accordance with Exhibit A (Fee Matrix) appended hereto and incorporated herein by this reference, as further adjusted as provided in this section 2.

          (ii) In the event the Effective Date is a date other than the first day of a calendar quarter (a "Partial Quarter"), no Quarterly Marketing Fee shall be payable until the next calendar quarter. For example, if the Effective Date is September 1, 1997 there shall be no compensation payable until the calendar quarter beginning October 1, 1997.

     (b) (i) By the close of each calendar quarter, each NRT Office shall report to NRT the number of home purchases and sales ("Units") it closed that quarter, and the average home sales price for such Units, relying therefor upon the management reports prepared by NRT Offices for NRT, in due course. NRT shall aggregate the number of Units for all NRT Offices; determine the average sales price for all such Units; determine from Exhibit A the Quarterly Marketing Fee to be paid for
                         ---------
          the next calendar quarter, and promptly report its determination and the basis therefor (the "Data") to PHH. NRT shall reasonably cooperate with PHH in any further examination of the Data it reasonably may seek.

          (ii) The initial Quarterly Marketing Fee shall be established by determining the Units closed and the average sales price for such Units for the calendar quarter immediately preceding the first calendar quarter in which fees are payable pursuant to section 2(a). Subsequent Quarterly Marketing Fees shall be established in accordance with the procedure set forth in section 2(b)(i) above.

     (c) The Parties acknowledge and agree that the Quarterly Marketing Fee reflects the reasonable and fair market value of the goods and services to be provided by NRT and its NRT Offices under the Program, without regard to the value or volume of mortgage loans that may be attributable to the Program. The Parties have concluded that the average sales price of home purchases and sales in which NRT Offices participate, and the aggregate number of such purchase and sale transactions, are reasonably related during each such calendar quarter to, among other factors; (i) the number of Agents employed by or working with NRT Offices; (ii) the number of real estate customers (including home buying customers) of NRT Offices; (iii) the marketing areas served by the NRT Offices; and (iv) the effectiveness, continuity, and coordinated nature of the Program. Not more frequently than semiannually during the term of the Agreement, either Party may notify the other, in writing, of its determination ("Determination"), and the basis therefor, that the Quarterly Marketing Fee amount may fail to reflect the reasonable and fair market value of the access, goods and services provided by NRT and the NRT Offices under the Program. The Parties shall promptly confer in good faith about the Determination. If they agree, the Parties shall adjust Exhibit A in accordance with the
                                             ---------
        Determination, or otherwise, effective at the beginning of the following calendar quarter. If they do not agree, Exhibit A shall not be revised.
                                                ---------

   (d) NRT intends to roll-out the Program to Existing NRT Offices during the first four (4) consecutive calendar quarters of the term of this Agreement (the "Initial Four Quarters") by focusing its efforts on providing the Program in an orderly and progressive manner to Existing NRT Offices, during each of the Initial Four Quarters, as set forth below (the "Roll-out"). In recognition of the Roll-Out, the Parties agree that the Quarterly Marketing Fee for each of the Initial Four Quarters similarly shall be adjusted, so that the Quarterly Marketing Fee paid for the first of the Initial Four Quarters shall be 25% of the amount that otherwise would be payable under this section 2; the amount for the second and third quarters, 50%; and the amount for the fourth quarter, 75%. After the Initial Four Quarters, the Quarterly Marketing Fee shall be equal to 100% of the amount payable under this section 2.

     (e) Units attributable to Future NRT Offices ("Acquisition Units"), which shall be established by determining the Acquisition Units closed for the calendar quarter immediately preceding the acquisition date of such Future NRT Offices ("Acquisition Date"), shall be added to the number of Units for all NRT Offices for purposes of calculating the Quarterly Marketing Fee to be paid hereunder on the first day of the month immediately following such Acquisition Date.

     (f) The fees payable under this section 2 shall be subject to mutually agreed upon adjustments in the event the Jon Douglas Real Estate Services Group and Cornish & Carey Residential, Inc. transactions contemplated as of the date of this Agreement (which for purpose of this Agreement shall be included in the definition of Existing NRT Offices) are not consummated.

3.   Exclusivity. During the term of this Agreement, neither NRT nor any NRT
     -----------
     Office shall enter into any similar agreement with any other person or entity, including, but not limited to, any agreement to provide access and marketing services or to endorse or permit the rental of space within NRT Offices to any mortgage loan origination entity other than PHH (except that this prohibition shall not apply in those instances where the Future NRT Offices had such an arrangement in place prior to the applicable Acquisition Date, provided that NRT shall use reasonable efforts to promptly terminate such arrangements without undue expense or hardship), it being acknowledged that individual customers and Agents are not precluded thereby from choosing to do business with the mortgage loan origination entities of their choice.

4.   Relationship. The relationship between PHH and NRT shall be that of
     ------------
     independent contractors and neither party shall be or represent itself to be an agent, employee, partner or joint venturer of the other, nor shall either party have or represent itself to have any power or authority to act for, bind or commit the other. PHH shall have sole discretion and authority with respect to product development, origination, processing, underwriting and servicing of all mortgage loans and mortgage loan applications.

5.  Confidential Information. Each party recognizes that, during the term of
    ------------------------
    this Agreement, its directors, officers or employees may obtain knowledge of trade secrets, membership lists and other confidential information of the other Party which are valuable, special or unique to the continued business of that Party. Accordingly, each Party hereby agrees to hold such information in confidence and to use its best efforts to ensure that such information is held in confidence by its officers, directors and employees.

6.  Disclaimer. Neither PHH nor NRT make any representation or warranty to the
    ----------
    other regarding the effect that this Agreement and the consummation of the transactions contemplated hereby may have upon the foreign, federal, state or local tax or other liability of the other.

7.  Severability. If any material provision of this Agreement should be invalid,
    ------------
    illegal or in conflict with any applicable state or federal law or regulation, such law or regulation shall control, to the extent of such conflict, without affecting the remaining provision of this Agreement.

8.  Term and Termination.
    --------------------

    (a) The term of this Agreement shall be forty (40) years commencing on its Effective Date unless earlier terminated in accordance with the provisions of this Section 8.

    (b) PHH may terminate this Agreement, at any time, with or without cause, by providing ninety (90) days' written notice to NRT. NRT may terminate this Agreement by providing ninety (90) days written notice to PHH upon any material default by PHH that is not corrected within such ninety
         (90) day period; provided, however, that PHH shall be required to provide mortgage services under the

          Program for a transition period, not to exceed 365 days from notice of termination, as reasonably required by NRT to transition to a new mortgage lender.

     (c)  NRT may terminate this Agreement in accordance with the provisions of section 1(d) of this Agreement.

     (d) Upon termination of this Agreement, as provided herein: (i) NRT shall refrain from any and all further use of or reference to materials utilizing PHH; (ii) PHH shall continue to process, in due course, any mortgage loan applications submitted by the NRT Offices' customers prior to termination of this Agreement; and (iii) PHH's obligation to pay any then due Quarterly Marketing Fee, and the provisions of sections 5 and 9 of this Agreement, shall survive, it being understood and agreed that any earned portion of such Quarterly Marketing Fee shall be paid pro rata, or any unearned portion of such Quarterly Marketing Fee shall be refunded pro rata, as applicable, based upon the amount that would have been payable for a full calendar quarter and the actual number of days elapsed for the quarter at the effective date of termination.

9.   Hold Harmless.
     -------------

     (a) PHH agrees to indemnify, defend and hold NRT harmless from and against any and all claims, suits, actions, liability, losses, expenses or damages which may hereafter arise, which NRT, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any negligent act or omission by PHH, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation. Provided, however, the above indemnification shall not provide coverage for (a) any claim, suit, action, liability, loss, expense or damage to the extent that it resulted from an act or omission of NRT or any indemnified party, (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of NRT or any indemnified party, or (c) any claim, suit, action, liability, loss, expense or damage arising out of, or connected to, any activity or relationship outside the scope of this Agreement.

  (b) NRT agrees to indemnify, defend and hold PHH harmless from and against any and all claims, suits, actions, liability, losses, expenses or damages which may hereafter arise, which PHH, its affiliates, directors, officers, agents or employees may sustain due to or arising out of any negligent act or omission by NRT, its affiliates, officers, agents, representatives or employees in violation of this Agreement or in violation of any applicable law or regulation, or out of the real estate brokerage business of NRT, its affiliates, officers, agents, representatives or employees. Provided, however, the above indemnification shall not provide coverage for (a) any claim, suit, action, liability, loss, expense or damage to the extent that it resulted from an act or omission of PHH or any indemnified party or (b) the amount by which any cost, fee, expense or loss associated with any of the foregoing were increased as a result of an act or omission on the part of PHH or any indemnified party or (c) any claim, suit, action, liability, loss expense or damage arising out of, or connected to, any activity or relationship outside the scope of this Agreement.

   10.  Notices. All notices required or permitted by this Agreement shall be
        -------
        in writing and shall be given by certified mail, return receipt requested or by reputable overnight courier with package tracing capability and sent to the address at the head of this Agreement or such other address that a party specified in writing in accordance with this paragraph.

   11.  Amendment. The terms and conditions of this Agreement may not be
        ---------
        modified or amended other than by a writing signed by both Parties.

12.  Assignment: Binding Nature. The terms of this Agreement shall be binding
     --------------------------
     upon and shall inure to the benefit of the Parties hereto. This Agreement shall not be assigned by any Party without the express prior written consent of the other Party, which consent may be given or withheld in the sole discretion of the Party whose consent is required hereby.

13.  Entire Agreement. This Agreement and any Exhibits attached hereto
     ----------------
     constitute the entire Agreement between the parties and supersede all oral or written negotiations of the Parties with respect to the subject matter thereof.

14.  Governing Law. This Agreement shall be subject to and construed under the
     -------------
     laws of the State of New Jersey, without reference to conflicts of law provisions thereof.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed the date and year first above written.

PHH MORTGAGE SERVICES               NRT INCORPORATED
CORPORATION

           /s/ Scott E. Forbes                 /s/ Joshua Harris
Signature: ___________________      Signature: _________________

    Scott E. Forbes                     Joshua Harris
By: __________________________      By: ________________________

       SVP                                 Vice President
Title: _______________________      Title: _____________________

Enclosures: Exhibit A (Fee Matrix)

[CAPTION]

PHH Mortgage Services Confidential                                       Sheet1                                    Page 1

National Realty Trust
Marketing Fee Template
                                          Quarterly at close units reported to franchisor
Beginning Unit Volume               1             1001              2501            5001                7501
Ending unit volume                1000            2500              5000            7500               10000

Average Sales Price

          75000-90000         $  4,455        $ 11,138         $  22,275        $ 33,413           $  44,550

         90001-115000         $  6,075        $ 15,188         $  30,375        $ 45,563           $  60,750

        115001-125000         $  6,750        $ 16,675         $  33,750        $ 50,625           $  67,500

        125001-175000         $  8,100        $ 20,250         $  40,500        $ 60,750           $  81,000

        175001-250000         $ 12,083        $ 30,206         $  60,413        $ 90,619           $ 120,825

        250001-325000         $ 15,526        $ 38,813         $  77,625        $116,438           $ 155,250

        325001-400000         $ 20,250        $ 50,625         $ 101,250        $151,875           $ 202,500

        400000+               $ 23,625        $ 58,053         $ 118,125        $177,188           $ 236,250

PHH Mortgage Services Confidential

PHH MORTGAGE SERVICES CONFIDENTIAL  Sheet 1                               Page 1

National Realty Trust
Marketing Fee Template
                Quarterly at close units reported to franchisor
Beginning Unit Volume   10001      15001      20001      25001        30001
Ending unit volume      15000      20000      25000      30000        35000

Average Sales Price

        75000-90000     $ 59,400   $118,800   $178,200   $  237,600   $  371,250

        90001-115000    $ 51,000   $162,000   $243,000   $  324,000   $  506,250

        115001-125000   $ 90,000   $100,000   $270,000   $  360,000   $  562,500

        125001-175000   $108,000   $218,000   $324,000   $  432,000   $  675,000

        175001-250000   $161,100   $322,200   $483,300   $  644,400   $1,008,875

        250001-375000   $207,000   $414,000   $621,000   $  828,000   $1,293,750

        325001-400000   $270,000   $540,000   $810,000   $1,080,000   $1,687,500

        400000+         $315,000   $630,000   $945,000   $1,260,000   $1,968,750

PHH MORTGAGE SERVICES CONFIDENTIAL  Sheet 1                               Page 1

PHH Mortgage Services Confidential              Sheet1                  Page 1

National Realty Trust
Marketing Fee Template

                     Quarterly at close units reported to franchiser
Beginning Unit Volume        35001           40001           45001           50001           55001
Ending unit volume           40000           45000           50000           55000           60000
Average Sales Price

        75000-90000     $  445,500      $  561,330      $  712,800      $  801,900      $  891,000

        90001-115000    $  607,500      $  765,450       $ 972,000      $1,093,500      $1,215,000

        115001-125000   $  675,000      $  850,500      $1,080,000      $1,215,000      $1,350,000

        125001-175000   $  810,000      $1,020,600      $1,295,000      $1,458,000      $1,620,000

        175001-250000   $1,208,250      $1,522,395      $1,933,200      $2,174,850      $2,416,500

        250001-325000   $1,552,500      $1,956,150      $2,484,000      $2,794,500      $3,105,000

        325001-400000   $2,025,000      $2,551,500      $3,240,000      $3,645,000      $4,050,000

        400000+         $2,362,500      $2,976,750      $3,760,000      $4,252,500      $4,725,000

PHH Mortgage Services Confidential              Sheet1                   Page 1

PHH Mortgage Services Confidential              Sheet 1                 Page 1

National Realty Trust
Marketing Fee Template

                    Quarterly at close units reported to franchisor
Beginning Unit Volume         60001       65001         70001        75001        80001
Ending Unit Volume            65000       70000         75000        80000        85000
Average Sales Price

        75000-90000      $1,143,450   $1,247,400   $1,351,350   $1,663,200   $1,782,000

        90001-115000     $1,559,250   $1,701,000   $1,842,750   $2,268,000   $2,430,000

        115001-125000    $1,732,500   $1,890,000   $2,047,500   $2,520,000   $2,700,000

        125001-175000    $2,079,000   $2,268,000   $2,457,000   $3,024,000   $3,240,000

        175001-250000    $3,101,175   $3,383,100   $3,685,025   $4,510,800   $4,833,000

        250001-325000    $3,984,750   $4,347,000   $4,709,250   $5,798,000   $6,210,000

        320001-400000    $5,197,500   $5,670,000   $6,142,500   $7,560,000   $8,100,000

        400000+          $6,063,750   $6,615,000   $7,168,250   $8,820,000   $9,450,000

PHH Mortgage Services Confidential